UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)FEBRUARY 23, 2000









              CENTRAL AMERICA FUEL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)







Nevada                000-28697                   86-0880742
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

1608 St. Gregory, Las Vegas, NV 89117
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 866-5834

ITEM 2.   Acquisition or Disposition of Assets

On February 23, 2000, the Company was acquired through a share exchange with HIV-VAC, Inc., a Nevada company, on a 1:1 basis.
The Board of Directors approved the purchase of the Company by HIV-VAC, Inc.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a) Financial Statements of Business Acquired will be filed by amendment on or before April 21, 2000.
(b) Pro Forma Financial Information will be filed by amendment on or before April 21, 2000.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Central America Fuel Technology, Inc.



                           By: /s/ Debra M Nicholsen
                              Debra M. Nicholsen,
                              President/Secretary/Treasurer



                           Date: February 28, 2000